Exhibit 99.1



[COMCAST LOGO]                                           PRESS RELEASE
                                                         Comcast Corporation
                                                         1500 Market Street
                                                         Philadelphia, PA 19102
                                                         www.comcast.com

--------------------------------------------------------------------------------
Contact:
Marlene S. Dooner, Vice President, Investor Relations         (215) 981-7392
Daniel J. Goodwin, Director, Investor Relations               (215) 981-7518



           COMCAST FULL YEAR AND FOURTH QUARTER RESULTS MEET OR EXCEED
                        ALL OPERATING AND FINANCIAL GOALS

               Early Integration Success Sets Base for 2003 Growth

             Company Targets Significant Debt Reduction During 2003

Philadelphia, PA - February 27, 2003...Comcast Corporation today reported results for the fourth quarter and the year ended December 31, 2002, including the results of AT&T Broadband, acquired on November 18, 2002.

"We are pleased to report that we have met or exceeded all our operating and financial goals for 2002," said Brian L. Roberts, president and CEO of Comcast Corporation. "Cable revenues and EBITDA growth accelerated and our commerce and content segments delivered outstanding results and audience growth."

"In November, we more than doubled our customer base through the acquisition of AT&T Broadband, and the significant amount of integration planning and budgeting is already yielding substantial results," added Roberts. "While we've been operating the company for only three months, we're extremely encouraged by the performance of our newly acquired cable systems."

"We also remain committed to debt reduction through non-strategic asset sales and expect to report year-end 2003 debt, net of exchangeables, of $25 to $26 billion. Maintaining strong investment grade ratings remains one of our principal goals."

Stephen B. Burke, president of Comcast Cable said, "After 100 days of operating as a combined company, we are more confident than ever of our ability to successfully integrate the AT&T Broadband systems. Since closing the acquisition, we have dramatically slowed subscriber losses and accelerated plant rebuilds, so that 90% of the newly acquired systems will be upgraded to deliver two-way digital and high-speed Internet services by year-end.
We could not be off to a stronger start."


Combined Cable Division Results
-------------------------------
Cable division results for the quarter and the year ended December 31, 2002 are presented on a pro forma basis. Pro forma results are presented as if the acquisition of AT&T Broadband completed in November 2002 and the acquisition of cable systems serving 585,000 and 112,000 subscribers in April 2001 and June 2001, respectively, were effective on January 1, 2001. Pro forma results exclude the results of operations from the expected disposition of

317,000 cable subscribers under definitive agreement with Bresnan Communications announced in February 2003.

Pro forma cable revenues for the quarter ended December 31, 2002 were $4.152 billion, an increase of 11.0% from the $3.740 billion for 2001. Pro forma operating income before depreciation and amortization (EBITDA) for the quarter was $1.047 billion, an 8.9% increase over the $962 million for the same period of 2001. Pro forma results include an estimated $7 to $10 million of acquisition related costs incurred by Comcast in connection with the AT&T Broadband acquisition, $130 million of acquisition and other costs incurred by AT&T Broadband prior to closing of the AT&T Broadband acquisition in the fourth quarter of 2002, and $140 million of non-recurring expenses incurred in the transition of Comcast high-speed Internet subscribers from At Home's to Comcast's network in the fourth quarter of 2001.

Pro forma cable revenues for the year ended December 31, 2002 were $16.043 billion, representing an 11.3% increase from the $14.410 billion for 2001. Pro forma EBITDA for the year 2002 was $4.468 billion, a 16.0% increase from the $3.853 billion for 2001. Pro forma results include an estimated $15 to $20 million of acquisition related costs incurred by Comcast in connection with the AT&T Broadband acquisition, $425 million of acquisition and other costs incurred by AT&T Broadband prior to closing of the AT&T Broadband acquisition in November 2002, $140 million of non-recurring expenses incurred in the transition of Comcast high-speed Internet customers from At Home's to Comcast's network in the fourth quarter of 2001 and $156 million of restructuring and other costs incurred by AT&T Broadband during the first half of 2001.

In the fourth quarter of 2002, pro forma video revenues increased 4.5% over the prior year quarter to $2.882 billion, reflecting the impact of continuing strong demand for Digital Cable, offset by subscriber losses in the newly acquired cable systems. Pro forma high-speed Internet service revenue increased 67% over the prior year quarter to $434 million, as a result of a 50% increase in the customer base and an 11.1% increase in average revenue per subscriber. Pro forma cable phone revenue totaled $225 million, a 36% increase from the fourth quarter of 2001 reflecting significant unit growth. Pro forma advertising revenue increased 15% over the prior year quarter to $297 million, the result of a stronger advertising market and the success of regional interconnects in historical Comcast systems.

In the fourth quarter of 2002, the Company lost 9,100 cable subscribers reflecting growth in Comcast historical cable systems of 40,600 subscribers, a twelve-month trailing growth rate of 0.8%, offset by a loss of 49,700 subscribers in the newly acquired systems. This improvement represents a significant reduction in the rate of subscriber losses in these systems that occurred after the acquisition closed in November. Cable subscribers totaled
21.305 million at year-end 2002, a pro forma twelve-month trailing loss of 1.9% reflecting subscriber losses of 481,300 in the newly acquired systems.

At year-end 2002, Digital Cable service was available to substantially all of the Company's cable subscribers. In 2002, the Company added nearly 1.5 million Digital Cable subscribers to finish 2002 with more than 6.6 million Digital Cable subscribers, a pro forma increase of 29% over year-end 2001, representing a penetration rate of more than 31%. Digital Cable subscriber additions were 389,400 during the fourth quarter, a weekly average of 30,000 net additions. In the fourth quarter of 2002, each Digital Cable subscriber contributed, on average, $14.48 in revenue per month.

The cable division continues to build its Digital Cable offering as it expands the availability of video-on-demand (VOD) and high-definition television (HDTV). Today, VOD is available to nearly 7.5 million homes and HDTV is available to more than 11 million homes. By year-end 2003, nearly 50% of Comcast customers will have access to VOD and HDTV.

At year-end 2002, high-speed Internet service was available to 30 million homes, more than 75% of Comcast's footprint. In 2002, the Company added nearly 1.2 million high-speed Internet subscribers to finish 2002 with more than 3.6 million high-speed Internet subscribers, a pro forma increase of nearly 50% over year-end 2001, representing a penetration rate of 12.0%. In the fourth quarter of 2002, the Company added high-speed Internet subscribers at a pro forma average weekly rate of more than 28,200, adding a total of 367,000 high-speed Internet subscribers during the quarter. This represents a pro forma 36% increase over the prior year quarter and a pro forma sequential increase of 8%. In the fourth quarter, each high-speed Internet subscriber contributed, on average, $42.11 in revenue per month.

The rapid rebuild of the newly acquired cable systems is an important aspect of Comcast's integration plans over the next two years. In 2003, Comcast will invest $1.2 billion to upgrade the newly acquired properties out of a total $4.0 billion in cable capital investment. This investment will mean 90% of newly acquired systems will be upgraded to deliver two-way services like digital cable and high-speed Internet service by the end of 2003.

Historical Cable Results and 2002 Financial Guidance
----------------------------------------------------
Comcast's historical cable operations met or exceeded all financial guidance for 2002. The Company's 2002 guidance specifically excluded the results and any costs associated with the AT&T Broadband acquisition. In the fourth quarter of 2002, Comcast's historical cable operations reported revenue of $1.601 billion and EBITDA of $645 million, pro forma increases of 12.4% and 10.6%, respectively over the fourth quarter of 2001, including an estimated $7 to $10 million in acquisition related costs incurred by Comcast in connection with the AT&T Broadband acquisition in the fourth quarter of 2002 and excluding $140 million of non-recurring expenses incurred in the transition of Comcast high-speed Internet customers from At Home's to Comcast's network in the fourth quarter of 2001.

For the year 2002, Comcast's historical cable operations generated revenue of $6.159 billion, a 12.2% pro forma increase from 2001, exceeding the guidance range of between 10% and 12% revenue growth. Comcast's historical cable operations reported EBITDA of $2.542 billion, a 12.9% pro forma increase over 2001, including an estimated $15 to $20 million in acquisition related costs incurred by Comcast in connection with the AT&T Broadband acquisition in 2002 and excluding $140 million of non-recurring expenses incurred in the transition of Comcast high-speed Internet customers from At Home's to Comcast's network in the fourth quarter of 2001. Comcast met EBITDA guidance of between 12% and 14% for the year including the referenced acquisition related costs.


     o Comcast's historical cable operations added 819,200 Digital Cable units in 2002 compared to guidance of 700,000 to 800,000 Digital Cable unit additions.

     o    Comcast's   historical  cable  operations  added  577,800   high-speed
          Internet subscribers in 2002 versus guidance of between 400,000 and 500,000 high-speed Internet subscriber additions.

     o In 2002, Comcast's historical cable operations invested $1.3 billion in capital expenditures, in line with guidance, to maintain and upgrade its cable systems and to deploy new services. At year-end 2002, nearly 95% of Comcast's historical cable systems were upgraded to provide two-way digital and high-speed Internet services.

The Company presented its 2003 financial guidance in a separate press release today, the first time the Company has reported its outlook for 2003 since announcing its acquisition of AT&T Broadband.

Commerce: QVC
-------------
QVC's consolidated revenues for the fourth quarter of 2002 were $1.381 billion, a 9.5% increase from the $1.262 billion reported for the same period in 2001. In the fourth quarter, QVC's domestic business generated 5.9% revenue growth over a strong fourth quarter in 2001 that included a record-setting $80 million computer sales day. International operations generated revenue growth of 39% with significant revenue growth in all markets. QVC's consolidated EBITDA for the fourth quarter was $286 million, an increase of 20.8% from the $236 million reported in the fourth quarter of 2001. EBITDA increases reflect higher gross margins, continuing operating improvements and increased scale in the international businesses. Higher gross margins and operating efficiencies drove the domestic EBITDA margin improvement to 22.9% from 21.3%.

For the year ended December 31, 2002, QVC's consolidated revenues were $4.381 billion, an 11.8% increase from the $3.917 billion reported in 2001. QVC's consolidated EBITDA in 2002 was $858 million, an increase of 18.7% over the $722 million reported in 2001.

Mr. Roberts said, "After 16 years in business, QVC delivered another year of double-digit revenue and EBITDA growth, powered by its strong combination of domestic and international channels. In 2002, QVC-Germany reached its first full year of EBITDA contribution and QVC-Japan, in its second year of operations, is performing well above our expectations."

Content
-------
Comcast's content businesses include E! Networks, Comcast-Spectacor, The Golf Channel, Outdoor Life Network, and G4. Results are presented on a pro forma basis, assuming that the consolidation of The Golf Channel, effective June 2001, and the acquisition of Outdoor Life Network, effective October 2001, occurred on January 1, 2001.

Comcast's content business segment reported pro forma revenue and EBITDA growth of 14.7% and 51.2%, respectively, over the fourth quarter of the prior year. Content segment results benefited from increases in carriage and a stronger advertising market.

For the year ended December 31, 2002, Comcast's content business segment reported pro forma revenue and EBITDA growth of 9.4% and 25.7%, respectively. Excluding the results of the Company's developing networks, Outdoor Life and G4, pro forma revenue and EBITDA increased 7.5% and 40.1%, respectively.

New Accounting Standard
-----------------------
On January 1, 2002, Comcast adopted Statement of Financial Accounting Standards No. 142 (SFAS 142), an accounting standard that addresses how intangible assets, including goodwill, should be accounted for in financial statements upon and subsequent to their acquisition. As a result of adoption, the Company no longer amortizes goodwill and other indefinite lived intangible assets, which consist primarily of cable franchise rights.

Consolidated Results
--------------------
The Company's consolidated results include all acquisitions as of the dates of their closing. The Company acquired AT&T Broadband in November 2002 adding over 13 million cable subscribers to our customer base. The Company acquired Home Team Sports in February 2001, consolidated The Golf Channel, effective in June 2001, acquired cable systems serving 585,000 and 112,000 subscribers in April 2001 and June 2001, respectively, and acquired Outdoor Life Network in October 2001. Results of operations from 317,000 cable subscribers under definitive agreement of sale to Bresnan Communications are not included in consolidated results for any periods. All per share amounts are reported on a diluted basis.

For the three months ended December 31, 2002, the Company reported consolidated revenues of $4.374 billion, a 52.7% increase from the $2.864 billion reported in the fourth quarter of 2001 while consolidated EBITDA increased 85.2% to $1.190 billion from the $642 million reported in the fourth quarter of 2001. Increases in revenue and EBITDA primarily reflect the acquisition of AT&T Broadband in November 2002. For the three months ended December 31, 2002, the Company reported EBITDA per share of $0.75 up from the $0.68 of EBITDA per share reported in the prior year quarter. For the three months ended December 31, 2002, the Company reported operating income of $329 million or $0.21 per share, as compared to an operating loss of $334 million or $0.35 per share, reflecting the adoption of SFAS 142 on January 1, 2002. The Company reported a consolidated net loss of $51 million or $0.03 per share as compared to net loss of $321 million or $0.34 per share in the same period of the prior year.

For the year ended December 31, 2002, the Company reported consolidated revenues of $12.460 billion, a 26.7% increase from the $9.836 billion reported in 2001. Consolidated EBITDA increased 38.2% to $3.691 billion from the $2.670 billion reported in 2001. For the year ended December 31, 2002, the Company reported EBITDA per share of $3.33 up from the $2.77 of EBITDA per share reported in the prior year. The Company reported operating income of $1.659 billion or $1.49 per share, as compared to an operating loss of $746 million or $0.77 per share, reflecting the adoption of SFAS 142 on January 1, 2002. The Company reported a consolidated net loss of $274 million or $0.25 per share as compared to net income of $609 million or $0.63 per share in the prior year. Please refer to Table 7 "Reconciliation of Diluted EPS to EBITDA per Share" at the end of this release for further details regarding non-operating items.

                                       ###

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could significantly affect actual results from those expressed in any such forward-looking statements. Readers are directed to Comcast's Annual Report on Form 10-K for a description of such risks and uncertainties.

Comcast Corporation will host a conference call with the financial community today February 27, 2003 at 10:30 a.m. Eastern Time (ET).

The conference call and accompanying slides will be available on the Company's Investor Relations website at www.cmcsk.com. A recording of the call will be available on the Investor Relations website starting at 12:30 p.m. ET on February 27, 2003.

Those parties interested in participating via telephone should dial (847) 413-3156. A telephone replay will begin immediately following the call until February 28, 2003 at midnight ET. To access the rebroadcast, please dial (630) 652-3000 and enter code 6715417.



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

To  automatically   receive  Comcast  financial  news  by  email,  please  visit
www.cmcsk.com and subscribe to e-mail Alerts.

Comcast Corporation (www.comcast.com) is principally involved in the development, management and operation of broadband cable networks, and in the provision of electronic commerce and programming content. The Company is the largest cable company in the United States, serving approximately 21.3 million cable subscribers. The Company's commerce and content businesses include majority ownership of QVC, Comcast Spectacor, Comcast SportsNet, E! Entertainment Television, Style, The Golf Channel, Outdoor Life Network and G4. Comcast Class A common stock and Class A Special common stock trade on The NASDAQ Stock Market under the symbols CMCSA and CMCSK, respectively.

                                                    [COMCAST LOGO]
                                                        TABLE 1
                              Condensed Consolidated Statement of Operations (Unaudited)
                                         (in millions, except per share data)


                                                                     Three Months Ended            Year Ended
                                                                        December 31,               December 31,
                                                                     2002          2001          2002          2001
                                                                   --------      --------      --------      --------
Service revenues                                                   $  2,993      $  1,602      $  8,079      $  5,919
Net sales from electronic retailing                                   1,381         1,262         4,381         3,917
                                                                   --------      --------      --------      --------

                                                                      4,374         2,864        12,460         9,836

Cost of goods sold from electronic retailing                            890           828         2,793         2,514
Operating, selling, general and administrative expenses               2,294         1,394         5,976         4,652
                                                                   --------      --------      --------      --------

Operating income before depreciation and amortization                 1,190           642         3,691         2,670

Depreciation expense                                                    759           381         1,775         1,211
Amortization expense                                                    102           595           257         2,205
                                                                   --------      --------      --------      --------

Operating income (loss)                                                 329          (334)        1,659          (746)

Interest expense                                                       (340)         (182)         (884)         (734)
Investment income (expense)                                             155            16          (605)        1,062
Equity in net losses of affiliates                                      (43)           (3)         (103)          (29)
Other income                                                             14           120             3         1,301
                                                                   --------      --------      --------      --------
                                                                       (214)          (49)       (1,589)        1,600
                                                                   --------      --------      --------      --------
 Income (loss) from continuing operations before income taxes,
  minority interest and cumulative effect of accounting change          115          (383)           70           854

Income tax (expense) benefit                                            (82)          132          (134)         (470)
Minority interest                                                       (86)          (70)         (212)         (160)
                                                                   --------      --------      --------      --------

Income (loss) from continuing operations before
    cumulative effect of accounting change                              (53)         (321)         (276)          224

Discontinued operations, net of income tax
   expense of $1                                                          2                           2
                                                                   --------      --------      --------      --------

Income (loss) before cumulative effect of accounting change             (51)         (321)         (274)          224

Cumulative effect of accounting change                                                                            385
                                                                   --------      --------      --------      --------

Net income (loss) for common stockholders                          ($    51)     ($   321)     ($   274)     $    609
                                                                   ========      ========      ========      ========

Basic earnings (loss) per common share
   Income (loss) from continuing operations
      before cumulative effect of accounting change                ($  0.03)     ($  0.34)     ($  0.25)     $   0.24
  Discontinued operations
  Cumulative effect of accounting change                                                                         0.40
                                                                   --------      --------      --------      --------
  Net income (loss)                                                ($  0.03)     ($  0.34)     ($  0.25)     $   0.64
                                                                   ========      ========      ========      ========

Basic weighted average number of common shares outstanding            1,583           951         1,110           950
                                                                   ========      ========      ========      ========

Diluted earnings (loss) per common share
   Income (loss) from continuing operations
      before cumulative effect of accounting change                ($  0.03)     ($  0.34)     ($  0.25)     $   0.23
  Discontinued operations
  Cumulative effect of accounting change                                                                         0.40
                                                                   --------      --------      --------      --------
  Net income (loss)                                                ($  0.03)     ($  0.34)     ($  0.25)     $   0.63
                                                                   ========      ========      ========      ========

Diluted weighted average number of common shares outstanding          1,583           951         1,110           965
                                                                   ========      ========      ========      ========

                                              [COMCAST LOGO]
                                                  TABLE 2
                             Condensed Consolidated Balance Sheet (Unaudited)
                                               (in millions)

                                                                                December 31,   December 31,
                                                                                 2002 (1)          2001
                                                                                 ---------      ---------
ASSETS
     CURRENT ASSETS
            Cash, cash equivalents and short-term investments                    $   4,015      $   2,973
            Other current assets, including assets held for sale                     3,100          1,705
                                                                                 ---------      ---------

                 Total current assets                                                7,115          4,678
                                                                                 ---------      ---------

     INVESTMENTS                                                                    15,422          1,679
                                                                                 ---------      ---------

     OTHER NONCURRENT ASSETS - including property and
            equipment, and intangible assets                                        94,801         31,904
                                                                                 ---------      ---------

                                                                                 $ 117,338      $  38,261
                                                                                 =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
            Accounts payable, accrued expenses and other current liabilities     $   8,430      $   2,763
            Short-term debt and current portion of long-term debt                    6,953            460
                                                                                 ---------      ---------
                 Total current liabilities                                          15,383          3,223
                                                                                 ---------      ---------

     LONG-TERM DEBT, less current portion                                           27,957         11,742
                                                                                 ---------      ---------

     OTHER NONCURRENT LIABILITIES & MINORITY INTEREST                               35,669          8,823
                                                                                 ---------      ---------

     STOCKHOLDERS' EQUITY
            Common stock                                                                23              9
            Additional capital                                                      38,231         12,688
            Retained earnings                                                        1,340          1,632
            Treasury stock, at cost                                                 (1,126)
            Accumulated other comprehensive income (loss)                             (139)           144
                                                                                 ---------      ---------
                 Total stockholders' equity                                         38,329         14,473
                                                                                 ---------      ---------

                                                                                 $ 117,338      $  38,261
                                                                                 =========      =========


     (1)  Given the size of the  Broadband  acquisition  and close  proximity  to  year-end,  the value of certain assets and liabilities are based on preliminary valuations and are subject to adjustment as  additional  information  is obtained,  including  reports  from  valuation  specialists  and information related to the cost of terminating or meeting contractual obligations.




                                                         [COMCAST LOGO]
                                                            TABLE 3
                                  Pro Forma Financial Data by Business Segment (Unaudited) (1)
                                                     (dollars in millions)

                                                (2)                                 (3)                (4)
                                               Cable            Commerce          Content             Other             Total

Three Months Ended December 31, 2002
Revenues                                       $ 4,152           $ 1,381           $   220           ($   25)          $ 5,728
EBITDA (5)                                     $ 1,047           $   286           $    47           ($   43)          $ 1,337
EBITDA Margin (5)                                 25.2%             20.7%             21.3%               NM              23.3%
Capital Expenditures (7) (8)                   $   803           $    12           $     5           $     9           $   829

Three Months Ended December 31, 2001
Revenues                                       $ 3,740           $ 1,262           $   192           ($   23)          $ 5,171
EBITDA (5)                                     $   962           $   236           $    31           ($   69)          $ 1,160
EBITDA Margin (5)                                 25.7%             18.7%             16.1%               NM              22.4%
Capital Expenditures (7)                       $   454           $    36           $     8           $     3           $   501


Twelve Months Ended December 31, 2002
Revenues                                       $16,043           $ 4,381           $   767           ($   79)          $21,112
EBITDA (6)                                     $ 4,468           $   858           $   192           ($  161)          $ 5,357
EBITDA Margin (6)                                 27.8%             19.6%             25.0%               NM              25.4%
Capital Expenditures (7) (8)                   $ 1,814           $   123           $    18           $    20           $ 1,975

Twelve Months Ended December 31, 2001
Revenues                                       $14,410           $ 3,917           $   701           ($   59)          $18,969
EBITDA (6)                                     $ 3,853           $   722           $   153           ($  239)          $ 4,489
EBITDA Margin (6)                                 26.7%             18.4%             21.8%               NM              23.7%
Capital Expenditures (7)                       $ 1,855           $   143           $    26           $   158           $ 2,182



-----------------------------------------------------------------------------------------------------------------------------------

(1)  Pro forma  financial  data is presented as if  acquisitions  occurred at the  beginning of 2001.  The information presented above is not necessarily indicative of what the results would have been had the
     Company operated the acquired  businesses since the beginning of 2001.  Historical  financial data by business segment,  as required under generally accepted  accounting  principles,  is available in the
     Company's Annual Report on Form 10-K.

(2)  In November  2002, the Company  acquired AT&T  Broadband,  in February 2001,  Home Team Sports and in
     April 2001 and June 2001, cable systems serving 585,000 and 112,000  subscribers,  respectively.  Pro forma financial data excludes the results of the 317,000 cable subscribers under definitive agreement of sale to Bresnan Communications.

(3)  Content includes E! Networks,  Comcast-Spectacor,  The Golf Channel, Outdoor Life Network and G4. The
     Company  consolidated  The Golf  Channel and  acquired  Outdoor Life Network in June 2001 and October
     2001, respectively.

(4)  Other includes the Company's domestic wireline  telecommunications  business,  international wireless operations, Corporate and elimination entries related to the segments presented.

(5)  Included for the three months ended  December 31, 2002 are  acquisition & other costs of $130 million incurred  by AT&T  Broadband  prior to the  acquisition  of AT&T  Broadband  by Comcast and $7 to $10 million of  acquisition  related  costs  incurred by Comcast in  connection  with the AT&T  Broadband acquisition.  Included for the three months ended December 31, 2001 are incremental  expenses of $140 million incurred by Comcast in the transition of Comcast high-speed Internet customers from At Home's to Comcast's network.


(6)  Included for the year ended December 31, 2002 are acquisition & other costs of $369 million  incurred by AT&T Broadband  prior to the  acquisition of AT&T  Broadband by Comcast,  restructuring  and other charges of $56 million incurred by AT&T Broadband in the first quarter of 2002 and $15 to $20 million of acquisition  related costs incurred by Comcast in connection with the AT&T Broadband  acquisition.
     Included for the year ended December 31, 2001 are  incremental  expenses of $140 million  incurred by
     Comcast in the  transition  of Comcast  high-speed  Internet  customers  from At Home's to  Comcast's network in the fourth quarter of 2001 and restructuring and other charges of $156 million incurred by
     AT&T Broadband in the first half of 2001.




(7)  For acquired businesses,  includes capital expenditures made by the Company subsequent to the date of acquisition by the Company.

(8)  Our Cable segment's capital expenditures are comprised of the following categories:

                                                                                   Recurring
                                                                   YTD              Capital
                                              4Q02               12/31/02          Percentage*
Customer Premise Equipment (CPE)              $306                  $723             15%-25%
Scalable Infrastructure                         62                   185             2%-10%
Line Extensions                                100                   209                 -
Upgrade/Rebuild                                256                   526             20%-30%
Support Capital                                 79                   171              100%
                                     --------------           -----------
Total                                         $803                $1,814
                                     ==============           ===========

CPE  includes  costs  incurred  at the  customer  residence  to secure new  customers,  revenue  units and additional bandwidth revenues (e.g. digital converters).  Scalable  infrastructure includes costs, not CPE or network related, to secure growth of new customers,  revenue units and additional bandwidth revenues or provide service  enhancements (e.g. headend  equipment).  Line extensions include network costs associated with entering new service areas (e.g.  fiber/coaxial cable).  Upgrade/rebuild includes costs to enhance or replace existing fiber/coaxial cable networks,  including recurring betterments.  Support capital includes costs  associated with the replacement or enhancement of non-network  assets due to obsolescence  and wear out (e.g. non-network equipment, land, buildings and vehicles).

* Represents an estimate of the recurring capital expenditures for each of the above components.

                                                          [COMCAST LOGO]


                                                             TABLE 4
                    Pro Forma Data - Cable Segment Components (Unaudited) (1)(2) (dollars in millions, except average revenue per basic subscriber data)

                                                   Historical                Newly Acquired
                                                   Systems (3)                 Systems (3)                      Total
                                             ------------------------   -------------------------      -------------------------
Three Months Ended December 31                2002            2001       2002             2001          2002             2001
Revenues
Video (4)                                     $1,194          $1,124     $1,688           $1,633        $2,882           $2,757
High-Speed Internet                              175              91        259              169           434              260
Phone                                              7               6        218              159           225              165
Advertising                                      109              90        188              168           297              258
Other (5)                                         66              64        107               98           173              162
Franchise Fees                                    50              50         91               88           141              138
                                             ------------------------   -------------------------      -------------------------
Total Revenues                                $1,601          $1,425     $2,551           $2,315        $4,152           $3,740
Average Total Revenue per Basic Subscriber    $62.63          $56.14     $66.44           $58.08        $64.84           $57.15

EBITDA (6)                                      $645            $444       $402             $518        $1,047             $962
EBITDA Margin (6)                              40.3%           31.1%      15.8%            22.4%         25.2%            25.7%

                                                    Historical               Newly Acquired
                                                    Systems (3)                 Systems (3)                      Total
                                             ------------------------   -------------------------      -------------------------
Year Ended December 31                         2002            2001       2002             2001          2002             2001
Revenues
Video (4)                                     $4,710          $4,418     $6,758           $6,553       $11,468          $10,971
High-Speed Internet                              590             294        897              581         1,487              875
Phone                                             24              20        794              485           818              505
Advertising                                      383             333        652              600         1,035              933
Other (5)                                        251             224        415              374           666              598
Franchise Fees                                   201             199        368              329           569              528
                                             ------------------------   -------------------------      -------------------------
Total Revenues                                $6,159          $5,488     $9,884           $8,922       $16,043          $14,410
Average Total Revenue per Basic Subscriber    $60.34          $54.23     $63.56           $55.79        $62.11           $55.02

EBITDA (7)                                    $2,542          $2,112     $1,926           $1,741        $4,468           $3,853
EBITDA Margin (7)                              41.3%           38.5%      19.5%            19.5%         27.8%            26.7%
Capital Expenditures (8)                      $1,317          $1,855     $3,923           $3,501        $5,240           $5,356
EBITDA, Net of Capital Expenditures           $1,225            $257    ($1,997)         ($1,760)        ($772)         ($1,503)

--------------------------------------------------------------------------------------------------------------------------------

(1)  Pro forma data is presented as if  acquisitions  occurred at the beginning of 2001.  The  information presented  above is not  necessarily  indicative  of what the results would have been had the Company operated the acquired businesses since the beginning of 2001.


(2)  In November  2002, the Company  acquired AT&T  Broadband,  in February 2001,  Home Team Sports and in
     April 2001 and June 2001, cable systems serving 585,000 and 112,000  subscribers,  respectively.  Pro forma data excludes the results of the 317,000 cable subscribers  under definitive  agreement of sale to Bresnan Communications.


(3)  Historical systems represent those cable businesses  operated by the Company prior to the acquisition of AT&T  Broadband in November  2002. The newly acquired  systems  represent  those cable  businesses acquired from AT&T.


(4)  Video revenues consist of our basic, expanded basic, premium,  pay-per-view,  equipment,  and digital services.


(5)  Other Cable  subscriber  revenues include  installation  revenues,  guide revenues,  commissions from electronic  retailing,  other product offerings and revenues of our digital media center and regional sports programming networks.

(6)  Included for the three months ended  December 31, 2002 are  acquisition & other costs of $130 million incurred  by AT&T  Broadband  prior to the  acquisition  of AT&T  Broadband  by Comcast and $7 to $10 million of  acquisition  related  costs  incurred by Comcast in  connection  with the AT&T  Broadband acquisition.  Included in the three months ended December 31, 2001 are  incremental  expenses of $140 million incurred by Comcast in the transition of Comcast high-speed Internet customers from At Home's to Comcast's network.

(7)  Included for the year ended December 31, 2002 are acquisition & other costs of $369 million  incurred by AT&T Broadband  prior to the  acquisition of AT&T  Broadband by Comcast,  restructuring  and other charges of $56 million incurred by AT&T Broadband in the first quarter of 2002 and $15 to $20 million of acquisition  related costs incurred by Comcast in connection with the AT&T Broadband  acquisition.
     Included for the year ended December 31, 2001 are  incremental  expenses of $140 million  incurred by
     Comcast in the  transition  of Comcast  high-speed  Internet  customers  from At Home's to  Comcast's network in the fourth quarter of 2001 and restructuring and other charges of $156 million incurred by
     AT&T Broadband in the first half of 2001.

(8)  For acquired businesses made by historical systems, includes capital expenditures made by the Company subsequent to the date of acquisition by the Company.  For newly acquired  systems,  includes capital expenditures made since January 1, 2001.



                                                           [COMCAST LOGO]



                                                               TABLE 5
                                         Pro Forma Data - Cable Segment (Unaudited) (1) (2)


                                                        Historical Systems (3)                       Newly Acquired Systems (3)

                                                    4Q02           3Q02          4Q01             4Q02        3Q02         4Q01
Cable
Homes Passed (000's)                              14,188.4       14,128.0      13,932.8         24,961.3      24,598.8    24,108.1
Subscribers (000's)                                8,539.4        8,498.8       8,471.1         12,765.7      12,815.4    13,247.0
Penetration                                          60.2%          60.2%         60.8%            51.1%         52.1%       54.9%
Quarterly Net Subscriber Additions (000's)            40.6           (2.5)         34.1            (49.7)       (130.8)      (87.1)

Digital Cable
"Digital Ready" Subscribers (000's)                8,539.4        8,478.4       8,375.3         12,765.7      12,815.4    13,247.0
Subscribers (000's)                                2,245.4        2,112.5       1,740.8          4,374.1       4,117.6     3,389.2
Penetration                                          26.3%          24.9%         20.8%            34.3%         32.1%       25.6%
Quarterly Net Subscriber Additions (000's)           132.9          131.4         120.2            256.5         277.9       328.8
Monthly Average Revenue per Digital Subscriber      $15.00         $15.52        $14.22           $14.20        $14.08      $14.15

High-Speed Internet
"Marketable" Homes Passed (000's)                 12,611.3       12,061.1      10,399.6         17,460.5      16,830.0    14,936.7
Subscribers (000's)                                1,525.9        1,338.7         948.1          2,094.4       1,914.6     1,473.1
Penetration                                          12.1%          11.1%          9.1%            12.0%         11.4%        9.9%
Quarterly Net Subscriber Additions (000's)           187.2          169.7         155.4            179.8         169.3       115.3
Monthly Average Revenue per Subscriber              $40.80         $41.34        $34.81           $43.07        $42.82      $39.82

Phone
"Marketable" Homes Passed (000's)                    273.8          274.6         243.2          8,438.4       8,039.0     6,833.0
Subscribers (000's)                                   39.5           38.7          40.8          1,398.9       1,322.9     1,004.5
Penetration                                          14.4%          14.1%         16.8%            16.6%         16.5%       14.7%
Quarterly Net Subscriber Additions (000's)             0.8           (1.9)          2.3             76.0         102.7       104.2
Monthly Average Revenue per Subscriber              $55.47         $50.47        $50.38           $52.56        $53.74      $55.51

Total Revenue Generating Units (000's) (4)        12,350.2       11,988.7      11,200.8         20,633.1      20,170.5    19,113.8





                                                                                       Total

                                                                          4Q02           3Q02          4Q01
Cable
Homes Passed (000's)                                                    39,149.7       38,726.8      38,040.9
Subscribers (000's)                                                     21,305.1       21,314.2      21,718.1
Penetration                                                                54.4%          55.0%         57.1%
Quarterly Net Subscriber Additions (000's)                                  (9.1)        (133.3)        (53.0)

Digital Cable
"Digital Ready" Subscribers (000's)                                     21,305.1       21,293.8      21,622.3
Subscribers (000's)                                                      6,619.5        6,230.1       5,130.0
Penetration                                                                31.1%          29.3%         23.7%
Quarterly Net Subscriber Additions (000's)                                 389.4          409.3         449.0
Monthly Average Revenue per Digital Subscriber                            $14.48         $14.57        $14.17

High-Speed Internet
"Marketable" Homes Passed (000's)                                       30,071.8       28,891.1      25,336.3
Subscribers (000's)                                                      3,620.3        3,253.3       2,421.2
Penetration                                                                12.0%          11.3%          9.6%
Quarterly Net Subscriber Additions (000's)                                 367.0          339.0         270.7
Monthly Average Revenue per Subscriber                                    $42.11         $42.22        $37.91

Phone
"Marketable" Homes Passed (000's)                                        8,712.2        8,313.6       7,076.2
Subscribers (000's)                                                      1,438.4        1,361.6       1,045.3
Penetration                                                                16.5%          16.4%         14.8%
Quarterly Net Subscriber Additions (000's)                                  76.8          100.8         106.5
Monthly Average Revenue per Subscriber                                    $52.66         $53.64        $55.27

Total Revenue Generating Units (000's) (4)                              32,983.3       32,159.2      30,314.6



------------------------------------------------------------------------------------------------------------------------------------





Supplemental Information - Pro Forma Historical Data
 (dollars in millions)

Revenue                                                   4Q02          3Q02          2Q02           1Q02
Historical Systems                                      $ 1,601       $ 1,548       $ 1,541        $ 1,469
Newly Acquired Systems                                    2,551         2,488         2,470          2,375
                                                 ----------------------------------------------------------
Total                                                   $ 4,152       $ 4,036       $ 4,011        $ 3,844

EBITDA
Historical Systems                                        $ 645         $ 646         $ 654          $ 597
Newly Acquired Systems                                      402           551           525            448
                                                 ----------------------------------------------------------
EBITDA (5)                                              $ 1,047       $ 1,197       $ 1,179        $ 1,045






-----------------------------------------------------------------------------------------------------------------------------------

(1)  Pro forma data is presented as if  acquisitions  occurred at the beginning of 2001. The  information  presented above is not necessarily  indicative  of what the results  would have been had the Company  operated  the acquired  businesses  since the beginning of 2001.

(2)  In November 2002, the Company  acquired AT&T Broadband,  in February 2001, Home Team Sports and in April 2001 and June 2001,
     cable systems  serving  585,000 and 112,000  subscribers,  respectively.  Pro forma data excludes the results of the 317,000 cable subscribers under definitive agreement of sale to Bresnan Communications.

(3)  Historical  systems  represent those cable businesses  operated by the Company prior to the acquisition of AT&T Broadband in
     November 2002. The newly acquired systems represent those cable businesses acquired from AT&T.

(4)  The sum total of all primary analog video, digital video, high-speed Internet and phone customers,  but excluding additional outlets.

(5)  Included for the three  months  ended  December  31, 2002 are  acquisition  & other costs of $130  million  incurred by AT&T
     Broadband prior to the acquisition of AT&T Broadband by Comcast and $7 to $10 million of acquisition  related costs incurred by Comcast in connection with the AT&T Broadband acquisition.  Included for the year ended December 31, 2002 are acquisition related  costs of $369  million  incurred  by AT&T  Broadband  prior to the  acquisition  of AT&T  Broadband  by Comcast and restructuring  and other  charges of $56 million  incurred  by AT&T  Broadband  in the first  quarter of 2002 and $15 to $20 million of acquisition related costs incurred by Comcast in connection with the AT&T Broadband acquisition.

                                                           [COMCAST LOGO]

                                                               TABLE 6
                                         Pro Forma Data - Commerce Segment (QVC) (Unaudited)
                                                   (dollars and homes in millions)


                                                 Base (1)              UK              Germany         Other (2) (3)     Total


Three Months Ended December 31, 2002
Revenue                                           $1,153                $94                $87               $47         $1,381
Gross Margin                                       35.5%              37.6%              31.7%             39.7%          35.6%
EBITDA                                              $263                $14                 $5                $4           $286
EBITDA Margin                                      22.9%              14.6%               6.3%              5.9%          20.7%
Average Homes (4)                                   75.3               11.1               25.7               N/A            N/A
Revenue per Average Home (in local currency)      $15.31        (pound)5.49        (euro) 3.36               N/A            N/A


Three Months Ended December 31, 2001
Revenue                                           $1,088                $80                $64               $30         $1,262
Gross Margin                                       34.1%              38.4%              31.0%             39.6%          34.4%
EBITDA                                              $231                $12                ($1)              ($6)          $236
EBITDA Margin                                      21.3%              15.6%              (1.5%)           (22.6%)         18.7%
Average Homes (4)                                   72.9                9.4               23.6               N/A            N/A
Revenue per Average Home (in local currency)      $14.93        (pound)5.86        (euro) 2.99               N/A            N/A

Twelve Months Ended December 31, 2002
Revenue                                           $3,672               $297               $275              $137         $4,381
Gross Margin                                       36.5%              35.8%              30.8%             40.6%          36.3%
EBITDA                                              $827                $28                 $6               ($3)          $858
EBITDA Margin                                      22.5%               9.5%               2.4%             (2.9%)         19.6%
Average Homes (4)                                   74.4               10.4               25.0               N/A            N/A
Revenue per Average Home (in local currency)      $49.32       (pound)18.95       (euro) 11.54               N/A            N/A

Twelve Months Ended December 31, 2001
Revenue                                           $3,373               $272               $198               $74         $3,917
Gross Margin                                       36.0%              35.9%              29.9%             41.9%          35.8%
EBITDA                                              $726                $25                ($7)             ($22)          $722
EBITDA Margin                                      21.5%               9.2%              (3.5%)           (29.7%)         18.4%
Average Homes (4)                                   71.9                9.1               23.3               N/A            N/A
Revenue per Average Home (in local currency)      $46.92       (pound)20.44        (euro) 9.44               N/A            N/A

(1)  Base Business includes domestic channel and QVC.com.

(2)  Other includes domestic and international infomercial businesses and QVC Japan.

(3)  For the three months ended  December 31, 2002, QVC Japan's  revenues and EBITDA were $33 million and $1 million,  respectively.
     For the year ended December 31, 2002, QVC Japan's revenues and EBITDA were $86 million and $(3) million, respectively.

(4)  Note that while QVC has the potential to serve this many homes in Germany,  it is estimated that only  approximately 40% of the homes in Germany are programmed to receive the QVC channel.

                                                           [COMCAST LOGO]

                                                               TABLE 7
                                  Reconciliation of Diluted EPS to EBITDA per share (Unaudited) (1)
                                            (amounts in millions, except per share data)





                                                                                      Three Months Ended
                                                                                         December 31,
                                                                               2002                             2001
                                                                                      per                            per
                                                                        $            share              $           share
Net Income (Loss) as reported                                               ($51)        ($0.03)           ($321)      ($0.34)

Non-operating items, net of tax (2)                                          (27)         (0.02)             (41)       (0.04)
Adoption of SFAS 142 accounting standard, net of tax                           -              -              373         0.39
                                                                 -------------------------------  ----------------------------
Net Income (Loss) as adjusted                                                (78)         (0.05)              11         0.01

Items to reconcile net income (loss) as adjusted to EBITDA (1):
Depreciation & amortization                                                  861           0.54              457         0.48
Interest expense                                                             340           0.21              182         0.19
Income tax expense                                                            67           0.05               (8)        0.00

                                                                 -------------------------------  ----------------------------
EBITDA as reported                                                        $1,190          $0.75             $642        $0.68
                                                                 ===============================  ============================


Less cash payments for:
Capital expenditures                                                        (829)                           (501)
Interest, net (3)                                                           (347)                           (158)
Income taxes                                                                 (76)                           (424)

                                                                 ----------------                 ---------------
Free Cash Flow                                                              ($62)                          ($441)
                                                                 ================                 ===============




Diluted weighted average shares outstanding                                               1,583                           951
                                                                                 ===============                 =============





                                                                                              Year Ended
                                                                                             December 31,
                                                                               2002                                2001
                                                                                       per                                per
                                                                      $               share               $              share

Net Income (Loss) as reported                                              ($274)        ($0.25)            $609        $0.63

Non-operating items, net of tax (2)                                          595           0.54           (1,738)       (1.80)
Adoption of SFAS 142 accounting standard, net of tax                           -              -            1,434         1.49
                                                                 -------------------------------  ----------------------------
Net Income (Loss) as adjusted                                                321           0.29              305         0.32

Items to reconcile net income (loss) as adjusted to EBITDA (1):
Depreciation & amortization                                                2,032           1.83            1,399         1.45
Interest expense                                                             884           0.80              734         0.76
Income tax expense                                                           454           0.41              232         0.24

                                                                 -------------------------------  ----------------------------
EBITDA as reported                                                        $3,691          $3.33           $2,670        $2.77
                                                                 ===============================  ============================


Less cash payments for:
Capital expenditures                                                      (1,975)                         (2,182)
Interest, net (3)                                                           (838)                           (620)
Income taxes                                                                (288)                           (561)

                                                                 ----------------                 ---------------
Free Cash Flow                                                              $590                           ($693)
                                                                 ================                 ===============




Diluted weighted average shares outstanding                                               1,110                           965
                                                                                 ===============                 =============



(1)  Operating  income before  depreciation  and  amortization  is commonly  referred to in our businesses as "EBITDA."  EBITDA is a measure of a company's ability to generate cash to service its obligations,  including debt service obligations, and to finance capital and other  expenditures.  In part due to the capital  intensive nature of our businesses and the resulting  significant level of non-cash depreciation and amortization expense, EBITDA is frequently used as one of the bases for comparing businesses in our industries, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA is the primary basis used by our management to measure the operating performance of our businesses.  EBITDA does not purport to represent  net income or net cash  provided  by  operating  activities,  as those terms are defined  under  generally  accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of our performance.


-----------------------------------------------------------------------------------------------
(2) Detail of non-operating items:
                                                                                                    Three Months Ended
                                                                                                         December 31,
                                                                                                 2002                   2001

      Investment (income) expense  - mark to market adjustments on
          trading securities, derivatives and hedged items, net                             ($84)      ($0.05)     ($9)      ($0.01)
      Investment (income) expense - (gain) loss on sales and exchanges of investments        (52)       (0.03)      (8)       (0.01)
      Investment expense - investment impairment losses (4)                                   19         0.01       18         0.02
      Investment income - reclassification of unrealized gains (5)                             -            -        -            -
      Other income - gain on Adelphia systems exchange (6)                                     -            -        -            -
      Cumulative effect of accounting change, net of tax (7)                                   -            -        -            -
      All other, net (8)                                                                      75         0.04      (64)       (0.07)
                                                                                         -------        -----  -------        -----

      Total non-operating items                                                              (42)       (0.03)     (63)       (0.07)
      Tax effect                                                                              15         0.01       22         0.03
                                                                                         -------        -----  -------        -----

      Non-operating items, net of tax                                                       ($27)      ($0.02)    ($41)      ($0.04)
                                                                                         =======        =====  =======        =====

                                                                                                          Year Ended
                                                                                                         December 31,
                                                                                                 2002                  2001
      Investment (income) expense  - mark to market adjustments on
          trading securities, derivatives and hedged items, net                             $374        $0.34    ($142)      ($0.15)
      Investment (income) expense - (gain) loss on sales and exchanges of investments         48         0.04     (485)       (0.50)
      Investment expense - investment impairment losses (4)                                  247         0.22      972         1.01
      Investment income - reclassification of unrealized gains (5)                             -            -   (1,330)       (1.38)
      Other income - gain on Adelphia systems exchange (6)                                     -            -   (1,198)       (1.24)
      Cumulative effect of accounting change, net of tax (7)                                   -            -     (385)       (0.40)
      All other, net (8)                                                                     246         0.22       10         0.01
                                                                                         -------        -----  -------        -----
      Total non-operating items                                                              915         0.82   (2,558)       (2.65)
      Tax effect                                                                            (320)       (0.28)     820         0.85
                                                                                         -------        -----  -------        -----
      Non-operating items, net of tax                                                       $595        $0.54  ($1,738)      ($1.80)
                                                                                         =======        =====  =======        =====


(3)  Includes interest expense net of interest income and excludes non-cash interest.

(4)  The Company  records losses on its  investments  for which the Company has determined that a decline in value of the investment was  considered  other than  temporary.  The  Company's  losses for the twelve  months ended  December 31, 2002 and 2001 relate principally to the Company's investment in AT&T.

(5)  In the third quarter of 2001, the Company  reclassified to investment  income the  accumulated  unrealized gain relating to the
     Company's investment in At Home. The Company recorded the accumulated unrealized gain prior to the Company's designation of its right under a stockholders  agreement as a hedge of the Company's  investment in At Home. In connection  with the adoption of a new accounting  standard for the accounting of derivative  instruments and hedging activities in the first quarter of 2001, the
     Company reclassified its investment in Sprint PCS from an available for sale security to a trading security.

(6)  Represents  the gain  recognized  upon the  completion of the Company's  cable  systems  exchange with Adelphia  Communications
     Corporation in January 2001.

(7)  Represents  the effect of adopting the new  accounting  standard  for the  accounting  of  derivative  instruments  and hedging activities.

(8)  Includes  investment,  interest and dividend  income,  equity in net (income)  losses of  affiliates,  other income  (expense), minority interest and discontinued operations.



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